Exhibit 99.1

Four Radnor Corporate Center, Suite 200

Radnor, PA 19087

Ph: (610) 687-8900 Fax: (610) 687-3688

www.pennvirginia.com

FOR IMMEDIATE RELEASE

PENN VIRGINIA CORPORATION ANNOUNCES PRICING OF UPSIZED

PUBLIC OFFERING OF $300 MILLION OF SENIOR NOTES

RADNOR, PA (BusinessWire) April 5, 2011 – Penn Virginia Corporation (NYSE: PVA) announced today that it has priced an underwritten public offering of $300 million aggregate principal amount of senior notes due 2019, which will bear interest at a rate of 7.25 percent per year (the “Offering”). The senior notes are being sold at 100 percent of par and the size of the Offering was increased by $50 million aggregate principal amount of senior notes.

PVA expects to close the Offering on April 13, 2011, subject to the satisfaction of customary closing conditions. PVA intends to use a portion of the net proceeds from the Offering to fund its previously announced tender offer for any and all of its outstanding 4.50% Convertible Senior Subordinated Notes due 2012. Any remaining net proceeds from the Offering will be used to provide additional working capital for general corporate purposes.

J.P. Morgan Securities LLC, BofA Merrill Lynch, RBC Capital Markets, LLC, Wells Fargo Securities, LLC and Barclays Capital Inc. will act as joint book-running managers for the Offering.

The Offering is being made pursuant to an effective shelf registration statement. The Offering may be made only by means of a prospectus supplement and the accompanying prospectus, copies of which may be obtained by sending a request to: J.P. Morgan Securities LLC, 383 Madison Avenue, 3rd Floor, New York, NY 10179, Attention: Syndicate Desk, Telephone: 800-245-8812; BofA Merrill Lynch, 4 World Financial Center, New York, NY 10080 Attention: Syndicate Operations, Telephone (800) 294-1322, e-mail: dg.prospectus_requests@baml.com; RBC Capital Markets, LLC, Attn: High Yield Syndicate, 200 Vesey Street, 3WFC 9th Floor, New York, NY 10281, Telephone (877) 280-1299, email: CM-USA-Prospectus@rbc.com; Wells Fargo Securities, LLC, Attn: Client Support, MAC D1086-070, 550 South Tryon Street, 7th Floor, Charlotte, NC 28202, Telephone: 800-326-5897, e-mail: cmclientsupport@wellsfargo.com; or Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Ave., Edgewood, NY 11717, Telephone: 888-603-5847, e-mail: barclaysprospectus@broadridge.com. An electronic copy of the prospectus and preliminary prospectus supplement is available from the Securities and Exchange Commission’s website at http://www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

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Penn Virginia Corporation (NYSE: PVA) is an independent natural gas and oil company focused on the exploration, acquisition, development and production of reserves in onshore regions of the U.S., including Texas, Appalachia, the Mid-Continent region and Mississippi.

For more information, please visit our website at www.pennvirginia.com.

Certain statements contained herein that are not descriptions of historical facts are “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements.

Additional information concerning these and other factors can be found in our press releases and public periodic filings with the Securities and Exchange Commission. Many of the factors that will determine our future results are beyond the ability of management to control or predict. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:	James W. Dean
Vice President, Corporate Development
Ph: (610) 687-7531 Fax: (610) 687-3688
E-Mail: invest@pennvirginia.com